Exhibit 2.1


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE


     This Settlement Agreement and Mutual Release ("the Settlement Agreement"), by and among Jack I. Tompkins ("Tompkins"), Tompkins Family Charitable Foundation, Inc. ("Tompkins Foundation"), ARTA Equity Advisors, LLC ("ARTA"), U.
S. Sporting Interests, LLC ("Sporting Interests"), iExalt, Inc. (Nevada Corp.) ("iExalt Nevada"), iExalt, Inc. (Texas Corp.) ("iExalt Texas"), iExalt Operating, Inc. ("iExalt Operating"), Don Sapaugh ("Sapaugh"), Hunter Carr ("Carr"), and Morris Chapman ("Chapman"), sets forth the terms upon which these parties have agreed to fully and finally resolve their disputes, as follows:

     1. There exist certain disputes, claims, causes of action and controversies between Tompkins, iExalt Nevada, iExalt Texas, iExalt Operating, Sapaugh, Carr and Chapman that relate to loans from J. P. Morgan Chase, its predecessors and/or affiliates to iExalt Nevada or iExalt Texas, and guaranties delivered or not delivered to J. P. Morgan Chase, its predecessors and/or affiliates, in connection with the loans, including without limitation J. P. Morgan Chase Note No. 710001 in the amount of $150,000.00 and Note No. 009001 in the amount of $550,000.00, as well as interest and other bank charges. Some of those disputes are set forth in the lawsuit entitled Jack I. Tompkins vs. iExalt, Inc. (Texas), iExalt, Inc. (Nevada), Donald W. Sapaugh, Hunter M. A. Carr, Morris Chapman and J. P. Morgan Chase Bank, Cause No. 2001-61592, in the 280th Judicial District Court of Harris County, Texas.

     2. There exist certain disputes, claims, causes of action and controversies between Tompkins, Tompkins Foundation, ARTA, Sporting Interests, iExalt Nevada, iExalt Texas, iExalt Operating, Sapaugh, Carr, and Chapman that arise from events separate and apart from the Bank claims, including without limitation those resulting from loans by Tompkins and Sporting Interests to iExalt Texas in the aggregate amount of $545,000.00, as well as interest on some of the notes and attorney's fees, and claims against Carr. Some of those disputes are set forth in the lawsuit entitled Civil Action No. H-02-0770; Jack
I. Tompkins and Tompkins Family Charitable Foundation, Inc. vs. Hunter M.A. Carr and iExalt, Inc.; In the United States District Court for the Southern District of Texas, Houston Division, and in counterclaims not yet filed.

     3. Tompkins, Tompkins Foundation, ARTA, Sporting Interests, iExalt Nevada, iExalt Texas, iExalt Operating, Sapaugh, Carr and Chapman have agreed to compromise, settle and provide for the final termination of all disputes, claims, causes of action and controversies between them, including without limitation those described in paragraphs 1 and 2 above, and to set forth in writing the terms of the settlement.

     4. Accordingly, in consideration of the execution of this Settlement Agreement, and other good and valuable consideration, the amount and sufficiency of which is known and acknowledged by the parties, Tompkins, Tompkins Foundation, ARTA, Sporting Interests, iExalt Nevada, iExalt Texas, iExalt Operating, Sapaugh, Carr and Chapman agree as follows:

     5.     Release  by  J.  P.  Morgan  Chase  as  Condition  Precedent to this
            --------------------------------------------------------------------
Settlement. Contemporaneous with  the execution of this Settlement Agreement and
-----------
Release, Tompkins and iExalt Texas and iExalt Nevada are completing a settlement with J. P. Morgan Chase, including without limitation claims based upon the default of iExalt Texas or iExalt Nevada under Note Nos. 009001 and 710001 and a limited guaranty from Tompkins, and Tompkins has asserted certain claims described in a lawsuit against those parties (referenced in paragraph 1 above). All parties to this Settlement Agreement and Release agree that a full and final settlement of all disputes with J. P. Morgan Chase in a form acceptable to all parties hereto is a condition precedent to this Settlement Agreement and Release and, if a settlement with the Bank is not finalized and the required payments made, then there is no agreement between the parties hereto.

     6.     Transfer  of  ePublishing.  As  consideration  for  this  Settlement
            --------------------------
Agreement and Release, iExalt Nevada, and its affiliates as necessary, transfer to Sporting Interests all of the assets of ePublishing, currently a division of iExalt Texas or iExalt Nevada ("ePublishing), including without limitation those described on the balance sheets dated February 28, 2002 and May 31, 2002
(attached as Exhibit A hereto and incorporated by reference), the name of that business, and all intellectual property and intangible assets currently utilized in ePublishing's business, and those liabilities agreed to be assumed by Sporting Interests (as described on the schedule attached as Exhibit B and incorporated herein by reference). The transfer does not include the following:
(a) any and all intra-company payables and receivables of ePublishing, meaning those owed to iExalt Nevada or any of its subsidiaries or affiliates, or any entity in which an insider of iExalt Nevada is involved, and (b) the $10,000 in cash withdrawn from ePublishing in April of this year. Sapaugh, in his capacity as chairman of iExalt Nevada, represents and warrants that (a) iExalt Nevada owns the assets and liabilities of ePublishing being transferred to Sporting Interests, (b) the Board of Directors of iExalt Nevada has approved the transfer of those assets and liabilities to Sporting Interests, (c) ePublishing is not currently subject to any intra-company payables or receivables, as described above (and not released at closing), and (d) with the exception of the $10,000.00 cash withdrawal described above, neither iExalt Nevada nor any of its affiliates, officers, board members or employees have removed, or obtained the removal of through another person acting at their direction, any of the assets of ePublishing since the date of the February 28, 2002 balance sheet that appears in Exhibit A. iExalt Nevada further agrees to hold Sporting Interests harmless - including payment of all costs and attorney's fees associated therewith - in connection with any claims arising from the business of ePublishing prior to the date of this Agreement, and Sporting Interests agrees to hold iExalt Nevada and its affiliates harmless - as described above - for claims arising on or after the date of this Agreement. After the transfer of ownership Sporting Interests intends to rename the company "Exalt ePublishing, Inc." and, as part of the settlement, the parties have agreed to waive and release any objection to or claim arising from use of that name by Tompkins. All of the parties to this Settlement Agreement and Release agree that they will not take any action that would cause damage to the business or reputation of ePublishing, its successor Exalt ePublishing, Inc., or iExalt Nevada. ePublishing and its successor agree to send, in the form provided by iExalt Nevada, emails on behalf of iExalt Nevada through its facilities to those persons listed on the database of pastors owned by ePublishing, which also includes some non-pastor customers, with the consent of ePublishing or its successor  and  on  no  more  than  six  (6)  occasions during the two (2) years following  the  execution  of  this  Agreement,  at  which  time  ePublishing's obligation to send such emails on behalf of iExalt Nevada shall cease. ePublishing and its successor agree that such consent shall not be unreasonably
withheld.   iExalt  Nevada  will  be  provided  advance  notice  of  the  costs associated with sending the emails, and agrees to reimburse ePublishing or its successor in the event those costs exceed $200.00. An officer of ePublishing or its successor will certify delivery of (i) the number of emails sent and (ii) the number of emails actually delivered in a letter to iExalt Nevada following completion of each set of mailings. Further, Tompkins is granted the limited right to use the name of iExalt, Inc. and its logo until the earlier of (i) the date when all existing inventory of ePublishing containing such name and logo is utilized or (ii) a period of six (6) months. iExalt Nevada and iExalt Texas agree to waive any claim arising from the use of the name of iExalt, Inc. and its logo for the period described.

     7.     Payments  to  J.  P. Morgan Chase.  As further consideration of this
            ----------------------------------
Settlement Agreement and Release, iExalt Nevada agrees to pay J.P. Morgan Chase $300,000.00 in cash and Tompkins agrees to pay J.P. Morgan Chase $150,000.00 in cash. J.P. Morgan Chase has agreed to accept the total amount, $450,000.00, in full and final settlement of the claims arising from the default of iExalt Nevada and iExalt Texas on the outstanding notes payable to the Bank. The $150,000.00 paid by Tompkins to J.P. Morgan Chase represents a loan by Tompkins to iExalt Nevada and is to be repaid through regular repayments of principal and interest at eight percent (8%) per annum, payable in monthly installments of interest only by iExalt Nevada and by the assignment to Tompkins, pursuant to this agreement, of fifty percent (50%) of the remaining payments for the receivables of PremierCare, LLC or other payments to which iExalt Nevada is entitled under the agreements pursuant to which PremierCare was sold last year (and on the payment schedule set forth in those agreements). iExalt Nevada shall be allowed ten (10) days from notice by Tompkins to cure any default hereunder. Such payments are to be received through a lockbox owned by Tompkins and designated by him for that purpose. Sapaugh, in his capacity as chairman of iExalt Nevada, represents and warrants that iExalt Nevada has executed any and all documents necessary to insure that the referenced payments are collateral for the obligation to Tompkins and that the payments have been directed to be made in the manner described. The debt payable to Tompkins by iExalt Nevada will become due and payable eighteen (18) months from the date of this agreement, requiring iExalt Nevada to pay any outstanding balance due at that time. iExalt Nevada agrees to provide Tompkins with (a) a copy of all agreements and other documentation relating to the payments received by iExalt Nevada for the sale of PremierCare, including those reflecting payments received to date, and (b) documentation from the payor on a quarterly basis reflecting all sums paid to iExalt Nevada or any other entity under the agreements under which PremierCare was sold. Tompkins agrees to initiate no contact with the payor of such sums unless and until a default by iExalt Nevada on its obligation to make such payments and/or provide such documentation, subject to the right of iExalt Nevada to cure such default within ten (10) days of its occurrence.

     8.     Transfer  of  iExalt  Shares.  In  further  consideration  of  this
            -----------------------------
Settlement Agreement and Release, iExalt Nevada agrees to transfer to Tompkins Foundation one hundred fifty thousand (150,000) freely tradable shares - meaning shares tradable on the public markets - of iExalt Nevada and one hundred fifty thousand (150,000) restricted shares of iExalt Nevada. Tompkins Foundation understands and agrees that the 150,000 freely tradable shares will initially be delivered in restricted form under Rule 144, but that iExalt Nevada believes that such shares are readily convertible to freely tradable shares based upon the advice of counsel and the knowledge of its corporate secretary, as reflected in the letter provided to Tompkins during the negotiation of this Agreement. (The letter is attached as Exhibit C hereto and incorporated herein by reference). In the event the contemplated process for converting the shares into freely tradable form is not successful, iExalt Nevada agrees to deliver replacement shares that are freely tradable to Tompkins Foundation within thirty
(30) from notice of the rejection of the previous shares by the transfer agent. In the event (i) iExalt Nevada delivers all documents legally required to accomplish the transfer of the replacement shares to Tompkins Foundation and
(ii) Tompkins Foundation fails to execute and return those documents within seven (7) days from the date received by Tompkins Foundation, then the thirty-day period shall be extended by the period of noncompliance that exceeds the seven (7) days allowed. Regarding the remaining 150,000 restricted shares, iExalt Nevada agrees to use its best efforts to lift the Rule 144 restriction on those shares at its cost and expense on or before December 31, 2002, and agrees that in no event shall such shares be subject to any restriction on a date more than one year from their transfer to Tompkins
Foundation. In connection with the shares transferred under this agreement, Tompkins and Tompkins Foundation agree that shares representing no more than ten percent (10%) of the trading volume for the preceding day shall be sold by Tompkins or Tompkins Foundation on a single trading day and that, if they sell less than that amount, there will be no aggregation of unsold amounts to increase the number of shares available for sale on a subsequent single day.
Tompkins and the Tompkins Foundation agree that the referenced trading limitation will be binding on any assignee of the shares transferred under this agreement.

     9.     Transfer of Note Payable from Stan Coffee.  In further consideration
            ------------------------------------------
of this Settlement Agreement and Release, iExalt Nevada transfers to Tompkins the note receivable from Stan Coffee, without representation or warranty. Sapaugh, in his capacity as chairman of iExalt Nevada, represents and warrants that iExalt Nevada owns the note and that its Board of Directors approves the transfer of the note to Tompkins.

     10.     Release  of  Tompkins,  Tompkins  Foundation,  ARTA  and  Sporting
             ------------------------------------------------------------------
Interests  by  iExalt  Nevada, iExalt Texas, iExalt Operating, Sapaugh, Carr and
--------------------------------------------------------------------------------
Chapman.  By  executing  this Settlement Agreement, iExalt Nevada, iExalt Texas,
--------
iExalt Operating, Sapaugh, Carr and Chapman release and forever discharge, for themselves, their parent companies, subsidiaries, affiliates, divisions, predecessors, successors, assigns, partners, employees, representatives, attorneys, spouses, heirs, executors, administrators and agents, Tompkins, Tompkins Foundation, ARTA and Sporting Interests, and any of Tompkins' companies, partners, employees, representatives, agents, and attorneys in the litigation referenced in paragraphs 1 and 2 above, from any and all disputes, claims, demands, causes of action, controversies, costs, expenses, liabilities and losses of any and every nature whatsoever, known or unknown, including without limitation those which have been asserted, directly or indirectly, or those which could have been asserted but were not.

     11.     Release  of iExalt Nevada, iExalt Texas, iExalt Operating, Sapaugh,
             -------------------------------------------------------------------
Carr  and Chapman by Tompkins, Tompkins Foundation, ARTA and Sporting Interests.
--------------------------------------------------------------------------------
By executing this Settlement Agreement, Tompkins, Tompkins Foundation, ARTA and Sporting Interests releases and forever discharges, for Tompkins and any of Tompkins' companies, partners, employees, representatives, attorneys and agents, iExalt Nevada, iExalt Texas, iExalt Operating, Sapaugh, Carr and Chapman, their parent companies, subsidiaries, affiliates, divisions, predecessors, successors, assigns, partners, employees, representatives, spouses, heirs, executors, administrators, agents, and attorneys in the litigation referenced in paragraphs 1 and 2 above, from any and all disputes, claims, demands, causes of action, controversies, costs, expenses, liabilities and losses of any and every nature whatsoever, known or unknown, including without limitation those which have been asserted, directly or indirectly, or those which could have been asserted but were not. This release by Tompkins does not discharge the obligations of iExalt Nevada to repay the debt to Tompkins or remove the restriction on its shares, as described in paragraphs 7 and 8 above.

     12.     Dismissal  of  Lawsuits.  Following the execution of this Agreement
             ------------------------
by all parties and confirmation of a full and final settlement with J. P. Morgan Chase, Tompkins agrees to dismiss the pending lawsuits, as referenced in paragraphs 1 and 2 above, with prejudice.

     13.     No  Admission.  The  settlement  of  the  Subject  Matter is not an
             --------------
admission of liability by any party. Tompkins, Tompkins Foundation, ARTA, Sporting Interests, iExalt Nevada, iExalt Texas, iExalt Operating, Sapaugh, Carr, and Chapman expressly deny any liability for the claims asserted by the others.

     14.     No  Public  Statement.  No  party  to this Settlement Agreement and
             ----------------------
Release shall issue a press release or otherwise make a public statement about the Agreement or its contents, including those matters referenced in the court's files in the lawsuits referenced in paragraphs 1 and 2, other than required regulatory filings.

     15.     Representations  and  Warranties.  Tompkins,  Tompkins  Foundation,
             ---------------------------------
ARTA, Sporting Interests, iExalt Nevada, iExalt Texas, iExalt Operating, Sapaugh, Carr, and Chapman represent and warrant that each of them and their counsel have read this Settlement Agreement and completely and thoroughly understand that in entering into this Settlement Agreement, all of the parties are doing so freely and voluntarily upon the advice of their own counsel - and not upon the advice of counsel for any other party -- and in the exercise of their own free act, deed and will, free of any duress or coercion; that except as specifically contained herein, no representations, promises or statements have been made by any party hereto or its agents, attorneys or other representatives, nor has any party hereto or its agents, attorneys or other representatives influenced the other in making and executing this Settlement Agreement; and that each of the parties hereto understands that this Settlement Agreement finally and conclusively settles any and all claims each party may have against the other and it is each party's desire that such matters be finally and conclusively settled.

     16.     Entire  Agreement.  This Agreement constitutes the entire agreement
             ------------------
with respect to the settlement of all of the disputes, claims, demands, causes of action, controversies, costs, expenses, liabilities and losses among Tompkins, Tompkins Foundation, ARTA, Sporting Interests, iExalt Nevada, iExalt Texas, iExalt Operating, Sapaugh, Carr, and Chapman. There are no other agreements, direct or collateral, written or oral, between the parties hereto. All prior negotiations, agreements, understandings and statements, if any, made by and among the parties hereto that have occurred on any subject and at any time prior to or as part of the execution of this Settlement Agreement are superseded by and merged into this completely integrated Settlement Agreement.

     17.     Modifications.  No  modification or alteration of the terms of this
             --------------
Settlement Agreement shall be effective unless in writing and signed by Tompkins, Tompkins Foundation, ARTA, Sporting Interests, iExalt Nevada, iExalt Texas, iExalt Operating, Sapaugh, Carr, and Chapman, or any other person that has the authority to orally waive or modify any provision of this Settlement Agreement.

     18.     If  Any  Provision  Declared Unenforceable.  If any portion of this
             -------------------------------------------
Settlement Agreement shall for any reason be adjudged by any court or arbitration panel to be invalid or unenforceable to any extent or in any application, whether by statute, rule, regulation, decision of tribunal or otherwise, then the remainder of this Settlement Agreement, and such portion thereof except to such extent or in such application, shall not be affected thereby, and each and every term and condition of this Settlement Agreement shall be valid and enforceable to the fullest extent and in the broadest application permitted by law.

     19.     Parties.  This  Settlement  Agreement  shall  be  binding upon each
             --------
party and such party's respective partners, employees, spouses, heirs, executors, administrators, attorneys, agents, representatives and assigns. However, nothing in this Settlement Agreement, either express or implied, shall confer any right or remedy upon any person or entity other than the parties hereto, or such parties' respective successors or assigns.

     20.     Facsimile Signatures.  All parties agree that a facsimile signature
             ---------------------
shall  have  the  same  force  and  effect  as  an  original  signature.

     IN WITNESS WHEREOF, the undersigned have executed this Settlement Agreement on the date next to their signature.

   /s/  Jack  Tompkins                            Date:  6/24/02
---------------------------------------------          -------------------------
JACK  I.  TOMPKINS


TOMPKINS FAMILY CHARITABLE FOUNDATION, INC.

   /s/  Jack  Tompkins                            Date:  6/24/02
---------------------------------------------          -------------------------
By:     Jack  Tompkins
   ------------------------------------------
Title:   Chairman
      ---------------------------------------
ARTA  Equity  Advisors,  LLC

   /s/  Jack  Tompkins                            Date:  6/24/02
---------------------------------------------          -------------------------
By:     Jack  Tompkins
   ------------------------------------------
Title:   Chairman
      ---------------------------------------


U.  S.  SPORTING  INTERESTS,  LLC

   /s/  Jack  Tompkins                            Date:  6/24/02
---------------------------------------------          -------------------------
By:     Jack  Tompkins
   ------------------------------------------
Title:   Chairman
      ---------------------------------------


IEXALT,  INC.  (NEVADA  CORP.)

   /s/  Donald  W.  Sapaugh                       Date:  6/24/02
---------------------------------------------          -------------------------
By:     Donald  W.  Sapaugh
   ------------------------------------------
Title:   Chairman/CEO
      ---------------------------------------


IEXALT,  INC.  (TEXAS  CORP.)

   /s/  Donald  W.  Sapaugh                       Date:  6/24/02
---------------------------------------------          -------------------------
By:     Donald  W.  Sapaugh
   ------------------------------------------
Title:   Chairman/CEO
      ---------------------------------------


IEXALT  OPERATING,  INC.

   /s/  Donald  W.  Sapaugh                       Date:  6/24/02
---------------------------------------------          -------------------------
By:     Donald  W.  Sapaugh
   ------------------------------------------
Title:   Chairman/CEO
      ---------------------------------------



   /s/  Donald  W.  Sapaugh                       Date:  6/24/02
---------------------------------------------          -------------------------
DON  SAPAUGH

   /s/  Hunter  M. A. Carr                        Date:  6/24/02
---------------------------------------------          -------------------------
HUNTER  M.  A.  CARR

   /s/  Morris  Chapman                           Date:  6/24/02
---------------------------------------------          -------------------------
MORRIS  CHAPMAN